UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

10102 USA Today Way, Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities.

Securities Purchase Agreement and Schedule of Closings.

On March 28, 2017, Generex Biotechnology Corporation (the “Company”) entered into a securities purchase agreement with an investor pursuant to which the Company agreed to sell an aggregate of 109,000 shares of its newly designated non-voting Series H Convertible Preferred Stock (“Series H Preferred Stock”) and 6,000 shares of its newly designated Series I Convertible Preferred Stock (“Series I Preferred Stock”).

The Series H Preferred Stock is scheduled to be sold in four tranches. At closing of the first tranche, the Company issued 3,000 shares of Series H Preferred Stock for a purchase price of $3,000,000. The proceeds of this sale were paid directly on the Company’s behalf to Emmaus Life Sciences, Inc., as an additional deposit under the Company’s letter of intent with Emmaus.

The closing of subsequent tranches are scheduled as follows; provided that the Company’s only recourse for the investor’s failure to purchase the shares at any particular subsequent closing is to terminate the investor’s right to purchase any subsequent tranche:

•	the Closing Date for the sale of all 6,000 shares of Series I Preferred Stock ($6,000,000) shall occur no later than April 17, 2017;

•	the Closing Date for the sale of 6,000 shares of Series H Preferred Stock ($6,000,000) shall occur no later than May 15, 2017;

•	the Closing Date for the sale of 25,000 shares of Series H Preferred Stock ($25,000,000) shall occur no later than June 30, 2017; and

•	the Closing Date for the sale of 75,000 shares of Series H Preferred Stock ($75,000,000) shall occur no later than July 31, 2017.

In addition to other customary conditions, the final two tranches are conditioned on approval by the Company’s stockholders of a proposal to increase in the number of authorized shares of common stock, as well as the investor’s approval of an operating budget for the Company and its Subsidiaries for the eighteen (18) month period commencing on July 1, 2017 and ending on December 31,2018.

Andrew Greene, a director of the Company and its Chief Operating Officer, holds a 20% interest in the investor entity which purchased the initial tranche of Series H Preferred Stock. Mr. Greene declared his conflict of interest and did not participate in the deliberations of the Company’s Board of Directors with respect to approval of the transactions contemplated by the securities purchase agreement.

Conversion and other Terms of the Series H and Series I Preferred Stock

The Series H and Series I Preferred Stock will be convertible at the option of the holder at any time into shares of the Company’s common stock at an effective conversion price of $2.50 per share. An aggregate of 1,2000,000 shares of the Company’s common stock are issuable upon conversion of the Series H Preferred Stock sold at the initial closing. An aggregate of 46,000,000 shares of the Company’s common stock would be issuable upon conversion of the Series I and Series H Preferred Stock if all shares of such preferred stock contemplated by the securities purchase agreement are issued. On the date of this filing, the Company has less than 1,450,000 shares of authorized and unissued shares of common stock, and intends to solicit stockholder approval of a proposal for an increase in the number of authorized shares of the Company’s common stock at a special meeting of the stockholders.

Neither the Series H Preferred Stock nor the Series I Preferred Stock have special dividend rights. If the Company pays dividends on its common stock, the holders of the preferred stock will receive dividends in the amount they would have received had they converted the preferred stock to common stock.

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The conversion price of the preferred stock will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holders of convertible preferred stock will be entitled to receive, upon conversion of their shares, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction.

The securities purchase agreement and the certificates of designation authorizing the Series H and Series I Preferred Stock include certain agreements and covenants for the benefit of the holders of the convertible preferred stock, including restrictions on the Company’s ability to amend its certificate of incorporation and bylaws in any manner that materially and adversely affects any rights of a preferred holder, prohibition on the Company’s authorizing or issuing any class of capital stock senior to the Series H or Series I Preferred Stock in liquidation, and prohibition on the Company repurchasing more than a de minimis number of shares of its common stock or other junior securities.

The securities purchase agreement requires the Company to prepare a an operating budget for the Company and its subsidiaries for the eighteen (18) month period commencing on July 1, 2017 and ending on December 31, 2018 and procure the written approval of the operating budget by the investor (or from each investor, if there is more than one investor), prior to the closing date for the third tranche of Series H Preferred Stock, June 30, 2017. The investor agreed not to unreasonably withhold or delay approval.

The securities purchase agreement also prohibits the Company from issuing additional equity securities until 60 days after the effective date of a registration statement covering the resale of the common stock issuable upon exercise conversion of the preferred stock and issuing additional debt or equity securities with variable a conversion or exercise price for a period of 12 months after the closing of the transaction.

The securities purchase agreement places certain restrictions and requirements on the conduct of the Company’s business until such time as (i) not more than 25% of the Series H and Series I Preferred Stock remains outstanding, or (ii) the investor holds less than 25% of the outstanding common stock issued on conversion of both classes of preferred stock. These restrictions and requirements lapse if the investor does not close on any of the tranches described above, and include:

•	The Company will operate its business, and the businesses of its subsidiaries, only in the ordinary course, including, without limitation, the expenditure or utilization of available funds, and in accordance with the operating budget after the operating budget is adopted in accordance with the securities purchase agreement.

•	The Company will not create, incur or assume any long-term debt (including obligations in respect of leases) or create any encumbrance upon any of its properties or assets or guarantee or otherwise become liable for the obligations of any other person or make any loans or advances to any person.

•	Neither the Company nor any subsidiaries will sell or otherwise dispose of any of their properties or assets except in the ordinary course of their respective businesses.

•	Neither the Company nor any subsidiaries will enter into any agreement other than agreements made in the ordinary course of their respective businesses. Investment transactions approved by the Board of Directors in accordance with the terms of the securities purchase agreement and the transactions contemplated by the letter of intent between the Company and Emmaus Life Sciences, Inc., will be considered made in the ordinary course of the Company’s business.

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Until such time as (i) not more than 25% of the Series H and Series I Preferred Stock remains outstanding, or (ii) the investor holds less than 25% of the outstanding common stock issued on conversion of both classes of preferred stock, the company must establish and maintain an investment committee:

•	The purpose of the investment committee will be to source and evaluate acquisition and investment transactions.

•	The investment committee will be comprised of Joseph Moscato, Andrew Greene, Andrew Ro, Dr. Jason Terrell, and Richard Purcell. The addition of any further members to the investment committee or the replacement of any members of the investment committee shall require the consent of the Company and the investor.

•	The investment committee will conduct due diligence with respect to any prospective investment transaction.

•	If the investment committee is satisfied with its due diligence, it will enter into negotiations with relevant third parties of the terms and conditions for consummation of the investment transaction.

•	If the investment committee determines that the terms and conditions are reasonable and appropriate and that the investment transaction is in the best interests of the Company and its stockholders, the investment committee shall submit the investment transaction to the Company’s Board of Directors for its consideration.

The securities purchase agreement requires the Company to maintain its operating and investment accounts at financial institutions acceptable to the investor, acting reasonably. All activity in the investment account must be authorized by both the Company’s President and CEO and a representative of the investor.

The Company may not undertake a reverse or forward stock split or reclassification of the common stock without the prior written consent of the investor, or if there is more than one investor, investors holding a majority in interest of the shares of preferred stock.

The securities purchase agreement requires that any new directors of the Company be “Independent Directors” as defined by NASDAQ Rule 5605.

The Series I Preferred Stock, when issued, shall have a special one-time voting right. At the first meeting of the Company’s stockholders following the initial issuance of the Series I Preferred Stock, the Series I Preferred Stock shall be entitled to vote on (i) the election of individuals to serve as members of the Board of Directors, and (ii) any proposal to increase the authorized number of shares of the Company’s common stock. The Series I Preferred Stock, as a class, shall be entitled to cast a number of votes on such proposal equal to fifty percent (50%) of the total number of votes entitled to be cast at such meeting (determined as of the record date for such meeting) by all other outstanding shares of the Company’s capital stock.

The investor has agreed in the securities purchase agreement to exercise the above rights in favor of (a) the election of Company management’s slate of directors, and (b) the Company’s proposal to increase the authorized number of shares of common stock, both as set forth in Company management’s proxy statement in respect of the first meeting of the Company’s stockholders to be held after the date hereof.

During the period commencing on the date upon which the Company’s stockholders have approved an increase in the authorized number of shares of common stock and ending on December 31, 2018, the holders of any shares issued upon conversion of the preferred stock have agreed to vote such shares in favor of Company management’s slate of directors.

The securities purchase agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing. The Company has agreed to indemnify and hold the investor harmless against certain liabilities in connection with the issuance and sale of the convertible preferred stock and warrants under the securities purchase agreement.

The net cash proceeds to the Company from the initial closing will be $3,000,000, all of which will be paid to Emmaus Life Sciences, Inc., pursuant to Generex’s letter of intent with Emmaus.

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Waiver of Preemptive Rights by Note Holder

As reported in our 8-K dated and filed March 6, 2017, the holder of our $674,854.96 Convertible Note Due march 6, 2018 has a right to participate in any private debt or equity financings undertaken by the Company during the 18 months following the issuance of that Note. The Note holder waived in writing its right to participate in the purchase of the Series I and Series H Preferred Stock pursuant to the Securities Purchase Agreement.

The shares of preferred stock and the shares of common stock issuable upon conversion of the preferred stock were offered privately pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933. The Company and the investor have entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the public resale of the common stock issuable upon conversion of the preferred stock, The Company has agreed to file the registration statement within 25 days after the initial closing and to use its best efforts to have the registration statement declared effective within 75 days after the initial closing, or in the event of a full review by the securities and exchange commission, 105 days after the initial closing. If these deadlines are not met, the Company will liable for liquidated damages up to 1.5% of the purchase price under the securities purchase agreement each month until the registration statement is filed or declared effective, as the case may be.

 The foregoing description of the terms of the certificate of designation of preferences, rights and limitations of the convertible preferred stock, the securities purchase agreement, and the registration rights agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 3.1, 3.2, 4.1, and 4.2, respectively, and incorporated herein by reference. A copy of the press release announcing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Changes in Control of the Registrant

The transactions described under Item 1.01 and Item 3.02 above may be deemed a potential change in control of the Company.

Pharma Trials, LLC is the purchaser of 3,000 shares Series H Preferred Stock issued in the initial tranche described above. An aggregate of 1,2000,000 shares of the Company’s common stock are initially issuable upon conversion of the shares of Series H Preferred Stock purchased by Pharma Trials, LLC at the initial closing. The Company has only 1,440,243 authorizefd but unissued shares available to issue. If the 3,000 shares of Series H Preferred Stock were converted, Pharma Trials, LLC would hold 1,200,000 shares, or approximately 54% of the outstanding shares entitled to vote.

The source of the $3,000,000 Pharma Trials, LLC paid to the Company was contributions from three members of Phrama Trials, LLC: Marissa M. Leighton, Leigh Enterprises, LLC and Terence S Leighton 2007 Irrevocable Life Insurance Trust.

These shares were purchased directly from the Company. The Company’s common stock holdings are fragmented, and to the Company’s knowledge, no individual or group had sufficient holdings of common stock to be considered in control of Generex.

The securities purchase agreement provides that during the period commencing on the date upon which the Company’s stockholders have approved an increase in the authorized shares of common stock and ending on December 31, 2018, the holders of any shares of common stock issued upon conversion of the preferred stock will vote such shares in favor of Company management’s slate of directors.

Other than the transactions and agreements described in this Current report on Form 8-K, the Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the registrant.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2107, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series H Convertible Preferred Stock, and a Certificate of Designation of Preferences, Rights and Limitations of the Series I Convertible Preferred Stock with the Secretary of State of the State of Delaware. The description of the certificates of designation and the convertible preferred stock contained in Items 1.01 and 3.02 above are incorporated herein by reference and are subject to, and qualified in their entirety by, the certificate of designation attached hereto as Exhibits 3.1 and 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: March 29, 2017	/s/ Mark A. Fletcher
Mark A. Fletcher
Executive Vice-President and General Counsel

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Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series I Convertible Preferred Stock
4.1	Form of Securities Purchase Agreement, dated March 28, 2107, by and among Generex Biotechnology Corporation and the purchaser(s) listed on the signature pages thereto
4.2	Form of Registration Rights Agreement by and among Generex Biotechnology Corporation and the purchaser(s) listed on the signature pages thereto
99.1	Press Release dated March 29, 2017

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